Exhibit 10(n)
MSA SAFETY INCORPORATED
MSA Corporate Center
1000 Cranberry Woods Drive
Cranberry Township, PA 16066

2024 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
MSA SAFETY INCORPORATED, a Pennsylvania corporation (the “Company”), and the award recipient (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

. Restricted Stock Award. The Company hereby confirms the award to the Grantee of shares of Common Stock, without par value, of the Company (the “Restricted Stock”). The award date (the “Date of Grant”) and the number of shares are set forth in the Grantee’s particular “Awards Number” on the Fidelity Stock Plan Services website to which this Agreement relates. This award is made under and subject to the terms and conditions of the Company’s 2024 Non‑Employee Directors’ Equity Incentive Plan (the “Plan”) and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This Restricted Stock award shall be effective only upon receipt by the Company of this Agreement, executed by the Grantee by electronic acceptance.

As of the effective date, the Grantee shall be a shareholder of the Company with respect to the Restricted Stock and shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends and other distributions paid with respect to such Restricted Stock, subject to the restrictions of the Plan and this Agreement, including without limitation the restriction that all dividends and distributions on the Restricted Stock, whether paid in cash, Common Stock or other securities or property may be held in escrow subject to the same restrictions as the Restricted Stock.

. Acceptance of Restricted Stock Award. The Grantee accepts the award of the Restricted Stock confirmed hereby, acknowledges having received a copy of the Plan and the current Prospectus related to the Plan (and consents to the electronic delivery of the Plan and the Prospectus through the link to the same on the Fidelity Stock Plan Services website), and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no amendment or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Stock.

. Restrictions.

(A) If the Grantee’s service as a Director of the Company terminates for any reason, other than as a result of the Grantee’s death, Disability or Retirement prior to the date of the Company’s Annual Meeting of Shareholders in the first year following the Date of Grant, the Restricted Stock shall, upon such termination of service and without any further action, be forfeited to the Company by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Company.

If the Grantee remains a Director of the Company immediately prior to the election of Directors on the date of the Annual Meeting in the first year following the Date of the Grant, the service restriction imposed hereby shall lapse, and a certificate representing the Restricted Stock shall be issued or transferred by the Company to the Grantee or shares will become available to Grantee in book entry form. If the Grantee’s service with the Company or a Subsidiary terminates as a result of the Grantee’s death, Disability or Retirement, the service restriction imposed hereby on shares of Restricted Stock on which the service restriction has not previously lapsed shall lapse, and a certificate representing such shares shall be issued or transferred by the Company to the Grantee (or the Grantee’s personal representative) or the shares shall become available to Grantee (or the Grantee’s personal representative) in book entry form. Immediately prior to any Change in Control, the service restriction imposed hereby on shares of Restricted Stock on which the service restriction has not previously lapsed shall lapse, and a certificate representing such shares shall be issued or transferred by the Company to the Grantee or shares will become available to Grantee in book entry form. For purposes of the preceding sentence and Section 10 of the Plan, the phrase “immediately prior to” a Change in Control shall mean sufficiently in advance of a Change in Control to permit the Grantee to take all steps reasonably necessary to deal with the Restricted Stock so that it may be treated in the same manner in connection with the Change in Control as the shares of Common Stock of other shareholders.

(B) The Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining thereto, prior to the lapse of the service restriction imposed hereby and the issuance or transfer to the Grantee of certificates with respect to such shares as provided herein, except that the shares of the Restricted Stock may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.

(C) As of the effective date of this Restricted Stock award, certificates representing the shares of Restricted Stock shall be issued in the name of the Grantee and held by the Company in escrow until the earlier of the forfeiture of the shares of the Restricted Stock to the Company or the lapse of the service restriction set forth herein with respect to such shares. The Grantee shall execute and deliver to the Company a blank stock power in form acceptable to the Company with respect to each of the certificates representing the shares of the Restricted Stock. Such stock power shall be returned to the Grantee if the service restriction imposed hereby lapses with respect to the shares to which the stock power relates.

. Interpretation of Plan and Agreement. This Agreement is the restricted stock agreement referred to in Section 5(A)(vii) of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Agreement shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee, and the decision of the Committee shall be final, binding and conclusive for all purposes.

. Effect of Agreement on Rights of Company and Shareholders. This Agreement does not confer any right on the Grantee to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board of Directors to elect and remove Directors.
. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

. Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Date of Grant.